CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 29, 2024, relating to the financial statements and financial highlights of US Treasury 3 Month Bill ETF, US Treasury 6 Month Bill ETF, US Treasury 12 Month Bill ETF, US Treasury 2 Year Note ETF, US Treasury 3 Year Note ETF, US Treasury 5 Year Note ETF, US Treasury 7 Year Note ETF, US Treasury 10 Year Note ETF, US Treasury 20 Year Bond ETF, US Treasury 30 Year Bond ETF, F/m 2-Year Investment Grade Corporate Bond ETF, F/m 3-Year Investment Grade Corporate Bond ETF, F/m 10-Year Investment Grade Corporate Bond ETF, F/m Opportunistic Income ETF, F/m Investments Large Cap Focused Fund, Oakhurst Fixed Income Fund, Oakhurst Short Duration Bond Fund, Oakhurst Short Duration High Yield Credit Fund, and Optima Strategic Credit Fund, each a series of The RBB Fund, Inc., for the year or period ended August 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of F/m 6-Month Investment Grade Corporate Bond ETF, F/m 9-18 Month Investment Grade Corporate Bond ETF, F/m 5-Year Investment Grade Corporate Bond ETF, F/m 7-Year Investment Grade Corporate Bond ETF, F/m 20-Year Investment Grade Corporate Bond ETF, F/m 30-Year Investment Grade Corporate Bond ETF and F/m 15+ Year Investment Grade Corporate Bond ETF, each a series of The RBB Fund, Inc., under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 26, 2024